Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of Sky Financial Group, Inc. on Form S-8, of our report dated January 21, 2003, on Sky Financial Group, Inc.’s consolidated financial statements incorporated by reference in the Annual Report on Form 10-K of Sky Financial Group, Inc. for the year ended December 31, 2002.

/S/ CROWE CHIZEK AND COMPANY LLC

Crowe Chizek and Company LLC

Columbus, Ohio

September 10, 2003